Exhibit 4.3
AMENDMENT NO. 1 TO THE NINTH SUPPLEMENTAL INDENTURE

THIS AMENDMENT NO. 1, dated as of August 20, 2020 (this “Amendment No. 1”), between Brixmor Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) having its principal executive office located at 450 Lexington Avenue, New York, New York 10017, and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”), amends that certain Ninth Supplemental Indenture, dated as of June 10, 2020, between the Operating Partnership and the Trustee (the “Ninth Supplemental Indenture”), which Ninth Supplemental Indenture supplements that certain indenture, dated as of January 21, 2015, by and between the Operating Partnership and the Trustee (the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, the Operating Partnership has duly authorized the execution and delivery of the Base Indenture to the Trustee providing for the issuance from time to time for its lawful purposes of debt securities evidencing the Operating Partnership’s debentures, notes or other evidences of indebtedness.

WHEREAS, pursuant to Section 301 of the Base Indenture, the Operating Partnership and the Trustee entered into the Ninth Supplemental Indenture to provide for the issuance of the Operating Partnership’s 4.050% Senior Notes due 2030 (the “Notes”) and on June 10, 2020, the Operating Partnership initially issued $500,000,000 aggregate principal amount of the Notes (such initial issuance, the “Initial Notes”);

WHEREAS, Section 901(14) of the Base Indenture provides for the issuance of additional Securities (as defined therein) and Section 1.4(f) of the Ninth Supplemental Indenture provides that the Operating Partnership may, from time to time, without the consent of the Holders (as defined in the Ninth Supplemental Indenture) of the Initial Notes and in accordance therewith, issue further securities having the same terms and conditions as the Initial Notes in all respects, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional Notes, and, if applicable, the first Interest Payment Date (as defined in the Ninth Supplemental Indenture) and the initial interest accrual date with the same CUSIP number as the Initial Notes so long as such additional Notes are fungible for U.S. federal income tax purposes with the outstanding Initial Notes;

WHEREAS, the Operating Partnership intends by this Amendment No. 1 to issue an additional $300,000,000 aggregate principal amount of the Notes as additional Notes (the “New Notes”) to be consolidated with and form a single series with the Initial Notes; and

WHEREAS, the consent of Holders to the execution and delivery of this Amendment No. 1 is not required, and all other actions required to be taken under the Base Indenture or the Ninth Supplemental Indenture with respect to this Amendment No. 1 have been taken.

NOW, THEREFORE IT IS AGREED:

ARTICLE ONE

DEFINITIONS; ADDITIONAL NOTES

1.Defined Terms. Capitalized terms not otherwise defined herein have the meanings set forth in the Base Indenture, as supplemented by the Ninth Supplemental Indenture. The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Amendment No. 1 refer to this Amendment No. 1 as a whole and not to any particular section hereof.

2.New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Amendment No. 1 on August 20, 2020 is $300,000,000. The New Notes will be issued as part of the existing series of Initial Notes under the Base Indenture, as supplemented by the Ninth Supplemental Indenture, and the New Notes and the Initial Notes shall be consolidated and form a single series for all purposes under the Base Indenture, as supplemented by the Ninth Supplemental Indenture, and are identical in all terms and conditions except the date of issuance, the price of issuance and the interest accrued prior to the issue date of the New Notes. The Notes (consisting of the Initial Notes and the New Notes) are limited to an aggregate principal amount equal to

$800,000,000, subject to the exceptions set forth in Section 301(2) of the Base Indenture and Section 1.4(f) of the Ninth Supplemental Indenture.

3.Form of Notes.

(a) The New Notes will be issued in the form of one or more permanent fully registered global securities (the “Global Note”) that will be deposited with, or on behalf of the Depository, and registered in the name of the Depository or its nominee, as the case may be, subject to Section 305 of the Base Indenture. So long as the Depository, or its nominee, is the registered owner of the Global Note, the Depository or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by the Global Note for all purposes under the Indenture.

(b) The New Notes shall be issuable in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

1.Ratification of Base Indenture and Ninth Supplemental Indenture; Amendment Part of Indenture. Except as expressly amended and supplemented hereby, the Base Indenture, as supplemented by the Ninth Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment No. 1 shall form a part of the Base Indenture, as supplemented by the Ninth Supplemental Indenture, for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the language of this Amendment No. 1 and the Ninth Supplemental Indenture or the Base Indenture, the language of this Amendment No. 1 shall control.

2.Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

3.Successors and Assigns. All covenants and agreements in this Amendment No. 1 by the Operating Partnership shall bind its successors and assigns, whether so expressed or not.

4.Separability Clause. In case any one or more of the provisions contained in this Amendment No. 1 shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.Electronic Signatures. Any electronic signature hereof shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. This Amendment No. 1 and any other document delivered in connection with this Amendment No. 1 or the issuance and delivery of the New Notes may be signed by or on behalf of the signing party by manual, facsimile, pdf or electronic signature. The Trustee may authenticate the Notes by manual, electronic or facsimile signature.

6.Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment No. 1 is subject to the provisions of the Trust Indenture Act that are required to be part of this Amendment No. 1 and shall, to the extent applicable, be governed by such provisions.

7.Counterparts. This Amendment No. 1 may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

8.Trustee Disclaimer. The Trustee is not responsible for the validity or sufficiency of this Amendment No. 1, or for the recitals contained herein, all of which are statements and representations of the Operating Partnership.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day and year first above written.

BRIXMOR OPERATING PARTNERSHIP LP,
as Issuer

By:	Brixmor OP GP LLC, its general partner

By:	BPG Subsidiary Inc., its sole member

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Amendment No. 1 to Ninth Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee, Registrar, Paying Agent and Transfer Agent

By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

[Signature Page to Amendment No. 1 to Ninth Supplemental Indenture]

EXHIBIT A

Form of 4.050% Senior Note due 2030

THIS GLOBAL NOTE IS HELD BY OR ON BEHALF OF THE DEPOSITORY (AS DEFINED IN THE NINTH SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE, AS AMENDED BY AMENDMENT NO. 1 TO THE NINTH SUPPLEMENTAL INDENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 305 OF THE BASE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305 OF THE BASE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BRIXMOR OPERATING PARTNERSHIP LP
4.050% SENIOR NOTE DUE 2030

No. 2
CUSIP No.: 11120VAJ2

ISIN:  US11120VAJ26

$[●]

Brixmor Operating Partnership LP, a Delaware limited partnership (herein called the “Issuer,” which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co.*, or its registered assigns, the principal sum of [●] MILLION DOLLARS ($[●]), [or such lesser amount as is set forth in the Schedule of Increases or Decreases In the Global Note on the other side of this Note]*, on July 1, 2030 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on January 1 and July 1 of each year, commencing January 1, 2021, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 4.050%, from the January 1 or July 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from June 10, 2020 until payment of said principal sum has been made or duly provided for. Unless otherwise provided in or pursuant to the Indenture, at the option of the Issuer, interest on the Notes due and payable on any Interest Payment Date may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America; provided, that the Paying Agent shall have received appropriate wire transfer instructions at least five Business Days prior to the Interest Payment Date. Any such interest which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered as of the close of business on the December 15 or June 15 (whether or not a Business Day) next preceding such Interest Payment Date.

Reference is made to the further provisions of this Note set forth on the reverse hereof and the Indenture governing this Note. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually, electronically or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

* Include only if the Note is issued in global form.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.
Dated: [●]

BRIXMOR OPERATING PARTNERSHIP LP,
as Issuer

By:	Brixmor OP GP LLC, its general partner

By:	BPG Subsidiary Inc., its sole member

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-named Indenture.
Dated: [●]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

REVERSE SIDE OF NOTE
Brixmor Operating Partnership LP
4.050% SENIOR NOTE DUE 2030

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 4.050% Senior Notes due 2030 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of January 21, 2015 (herein called the “Base Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (herein called the “Trustee”), as supplemented by the Ninth Supplemental Indenture dated as of June 10, 2020, as amended by Amendment No. 1 to the Ninth Supplemental Indenture (as so amended, the “Ninth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Issuer and the Trustee, to which Indenture and any indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 501(5), 501(6) or 501(7) of the Base Indenture) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 501(5), 501(6) or 501(7) of the Base Indenture occurs, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to the Notes or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 902 of the Base Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default with respect to the Notes, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $2,000 principal amount and any multiple of $1,000. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, Notes may be transferred or may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Issuer shall have the right to redeem the Notes under certain circumstances as set forth in Section 1.4(d) of the Ninth Supplemental Indenture and Article Eleven of the Base Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

Except to the extent expressly provided in Article Sixteen of the Base Indenture, no recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future general partner, limited partner, member, employee, incorporator, controlling person, stockholder, officer, director or agent, as such, of the Issuer or the Company, or of any of the Issuer’s or the Company’s predecessors or successors, either directly or through the Issuer or the Company, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________________________________

_____________________________________________________________________________________________
(Insert assignee’s legal name)

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ___________________________

             Your Signature: _________________________________________
(Sign exactly as your name appears on the face of this Note)

        Signature Guarantee*: ______________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE *
The following increases or decreases in the principal amount of this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

________________________
* This schedule should be included only if the Note is issued in global form.